Exhibit 10.23








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                                    AGREEMENT


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                                    Between:


                             REED STENHOUSE LIMITED
                      AND REED STENHOUSE COMPANIES LIMITED


                                     - and -


                                JAMES S. HORRICK






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          THIS AGREEMENT is made the 29th day of August, 1990, between REED
STENHOUSE LIMITED and REED STENHOUSE COMPANIES LIMITED (hereinafter collectively referred to as "the Company") OF THE FIRST PART and JAMES S. HORRICK (here-inafter referred to as "the Executive") OF THE SECOND PART.

          WHEREAS, the Executive has been in the employ of the Company since August, 1966; and

          WHEREAS, the parties wish to continue the Executive's employment with the Company under the terms and conditions hereinafter set out.

          NOW IT IS HEREBY AGREED AS FOLLOWS:

          Section 1.  Employment.  1.1.  The Executive shall be employed by the
                      ----------
Company and shall, to the satisfaction of the Company, faithfully, honestly and diligently perform such duties and responsibilities and exercise such powers as the Company may from time to time decide.

          1.2. The Executive shall in the performance of such duties and exercise of such powers comply with the lawful directions of the Company and its Board of Directors.

          1.3. The Executive shall, if requested by the Company, perform services for any other company or companies from time to time within the group of companies of which the Company is a member ("the Group"), such services to be reasonably consistent with the Executive's skill, position, training and ability.

          1.4. Unless prevented by ill health, accident or other reasonable cause, the Executive shall, during his employment hereunder, devote his full time and attention to the business of the Company and the Group and shall use his best efforts to promote their interests and financial success. The Executive's hours of work shall be such as may be reasonably necessary to discharge his duties hereunder. The Executive shall not, during the currency of this agreement, engage in any other employment or active business undertaking without the express written consent of the Company.

          Section 2.  Compensation.
                      ------------

          2.1. The Executive shall be paid bi-weekly in arrears a salary not less than that being paid by the Company to the Executive as at the date of this Agreement.





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          2.2.  During the period of employment hereunder the Company shall from time to time review and, if deemed appropriate by the Company in its sole discretion, increase the Executive's salary having regard to his performance and any other circumstances which it considers relevant. In no event shall the Executive's salary be reduced without his consent.

          2.3. The Executive shall be entitled to participate in and receive benefits under such incentive or bonus plan or plans as the Company may in its sole discretion offer to him in writing. Subject to the terms and conditions hereinafter set out, the Company reserves the right to terminate such plan or plans or to amend them at any time without compensation, but no such termination or amendment shall have retroactive effect.

          2.4. The Executive shall be entitled to receive all benefits for which he qualifies and, if required, in which he enrols in the prescribed form, and all perquisites commonly accorded by the Company, from time to time, to the position occupied by the Executive.

          2.5. The Company shall, upon receipt of proper documentation, pay or reimburse the Executive for all expenses properly incurred by him in the performance of his duties.

          Section 3.  Place of Work.
                      -------------

          3.1. The Executive's principal place of employment is the Municipality of Metropolitan Toronto. The principal place of employment may be changed with the mutual consent of the Company and the Executive.

          Section 4.  Termination of Employment.
                      -------------------------

          4.1. The employment of the Executive hereunder may be summarily terminated by the Company at any time without compensation and without prior notice for just cause.

          4.2. The employment of the Executive hereunder may be terminated by the Company at any time without prior notice and without cause. In such event, the Company shall pay the Executive a Severance Entitlement as defined in Sec-tion 5 hereof. The date on which the Executive is notified in writing of the termination of his employment shall be the Date of Termination hereunder.


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          4.3.  The Executive may at any time resign his employment hereunder by providing 60 days prior written notice to the Company ("the Notice Period"), which the Company, in its discretion, may waive in whole or in part. Subject to the provisions of Section 7 hereof, no compensation shall be payable by the Company to the Executive during the Notice Period save normal compensation for the Notice Period.

          4.4. The Executive acknowledges that his resignation in accordance with Section 4.3 hereof may be disruptive to the ongoing business affairs of the Company. Accordingly, the Executive hereby agrees that, without the prior written consent of the Company, he shall during the Notice Period refrain from making public, directly or indirectly, in any manner whatsoever, information concerning any employment commencing subsequent to the Notice Period which he may have obtained or the fact that he has obtained such subsequent employment.

          4.5. The employment of the Executive hereunder shall automatically terminate on the death of the Executive.

          4.6. The employment of the Executive hereunder shall automatically terminate on the retirement of the Executive, which retirement shall occur on a date fixed in accordance with the general retirement policy from time to time of the Company, provided, however, that thereafter the Company, in its sole discretion, shall have the right to renew this Agreement from year to year with the consent of the Executive.

          4.7. The termination of employment of the Executive by reason of death or retirement shall not entitle the Executive to any benefits under this Agreement.

          Section 5.  Severance Entitlement on Termination Without Cause.
                      --------------------------------------------------

          5.1. In the event that the Company terminates the employment of the Executive hereunder without cause, the Company shall pay to the Executive a Severance Entitlement equivalent to three (3) times the Executive's Compensation Package. For the purpose of calculating the Executive's Severance Entitlement hereunder, "Compensation Package" shall mean the sum of the Executive's base salary plus the Executive's target annual bonus, if any, under the then


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prevailing annual incentive plan for the fiscal year in which termination occurs.

          The Company shall also pay to the Executive a sum equivalent to thirty four (34) times the Company's monthly cost, as at the Date of Termination of such benefits and perquisites as are listed in Schedule A hereto and enjoyed by the Executive as at the Date of Termination (other than the Company's Pension Plan and Excess Benefit Plan). Save as hereinafter set out, each such benefit and perquisite shall terminate eight (8) weeks after the Date of Termination, unless the Executive advises the Company that he wishes to have a benefit or benefits continued, where possible, and pays to the Company the sum of money required to maintain such benefit. In no event shall a benefit be continued for a period in excess of thirty six (36) months from the Date of Termination. In the event that the Executive elects to terminate a benefit after having prepaid to the Company the cost of continuance of such benefit, any excess prepayment shall be refunded to the Executive in accordance with the applicable benefit plan.

          5.2. Solely with respect to the Company's Executive Pension Plan ("Pension Plan") and its Excess Benefit Plan ("Excess Plan"), the Executive's employment shall be deemed to continue for a period of thirty six (36) months following the Date of Termination. However, the Executive shall not be entitled to receive any benefits under such plans until the date on which his employment under those plans is deemed terminated as provided in the preceding sentence.

          5.3. Payment of the sums calculated in accordance with Section 5.1 hereof shall be made within 30 days of the Date of Termination and shall constitute complete and final satisfaction of any claim which the Executive may have in respect of the Executive's hiring, employment or termination of employment with the Company including severance pay, pay in lieu of notice or termination pay, whether such claim arises under statute, contract or common law, but not including salary, benefits or incentives earned to the Date of Termination or reimbursement of expenses incurred but not repaid to the Date of Termination. More specifically, but not so as to limit the generality of the foregoing, the payment of the sums calculated in accordance with Section 5.1 shall satisfy any and all obligations of the Company under the employment standards legislation of the various Provinces of Canada and of Canada itself. The amounts


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referred to in Section 5.1 shall be paid without reduction for any moneys earned by the Executive through new employment after the Date of Termination.

          5.4.  Payments made by the Company to the Executive pursuant to this
Section 5 shall be made in the most tax effective manner for the Executive, so long as such manner of payment is consistent with the other provisions of this agreement, entails no additional cost to the Company, and is in accordance with all applicable legislation.

          Section 6.  Change of Control.
                      -----------------

          6.1. For the purpose of this Agreement, a Change of Control of the Company will be deemed to have occurred if:

          (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934) (the "Act")) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the United States Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Act) of more than 35% of the then outstanding shares of the capital stock entitled to vote generally in the election of directors of the Company's parent company, Alexander & Alexander Services Inc. ("A&A"); or

          (ii)  the stockholders of A&A approve a definitive agreement for
     (a) the merger or other business combination of A&A with or into another
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     corporation pursuant to which the stockholders of A&A do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (b) the sale, exchange or other
                                            -
     disposition of all or substantially all of the assets of A&A; or

          (iii) during any period of 2 years or less, individuals who at the beginning of such period constituted the Board of Directors of A&A cease for any reason to constitute at least a majority thereof unless the elec-tion, or the nomination for election by the stockholders of A&A, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period; or


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          (iv)  a person or corporate entity other than A&A acquires more than
     50% of the voting securities or assets of either Reed Stenhouse Limited or Reed Stenhouse Companies Limited.

Provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced by A&A or any of its subsidiaries, any profit-sharing, employee ownership or other employee benefit plan of A&A or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

          6.2. For a period of 3 years following a Change of Control, as defined in Section 6.1(i), 6.1(ii) or 6.1(iii), the Company shall not, save as may be required by law, amend or terminate or allow the amendment or termination of (a) the Pension Plan or (b) the Excess Plan without the express written
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consent of members of such plans as at the proposed date of termination or amendment.

          6.3. In the event that the Company causes the Excess Plan to be terminated or amended at any time after 3 years following a Change of Control, as defined in Section 6.1(i), 6.1(ii) or 6.1(iii), the Company shall pay to an arm's length corporation ("the Insurer") a lump sum premium amount sufficient to purchase the irrevocable undertaking of the Insurer to pay to the Executive or his spouse the accrued pension benefits to which the Executive or his spouse would have been entitled under the Excess Plan immediately prior to such termination or amendment. In such event, the Company shall also pay to Revenue Canada, as a refundable tax, such amount as may be required to ensure that the aforementioned payment to the Insurer does not at the time of such payment constitute a taxable benefit to the Executive or his spouse. The payment by the Company to the Insurer as provided in this Section 6.3 shall fully satisfy the Company's obligation to the Executive under the Excess Plan and neither the Executive nor his spouse shall thereafter have a right to any benefit under the Excess Plan. For the purposes of this provision, the Insurer shall be a chartered Canadian insurance or trust company.

          6.4.  Immediately upon a Change of Control, as defined in
Section 6.1(i), 6.1(ii) or 6.1(iii), all stock options and other awards previously granted to the Executive under any compensation plan of A&A, including A&A's 1988


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Long Term Incentive Compensation Plan, shall fully vest in the Executive pursuant to the agreements governing such awards and the plan terms under which such awards were made.

          6.5.  In the event of a Change of Control, as defined in
Section 6.1(iv), the Company shall pay to the Executive, upon his retirement, a retirement benefit equal to the aggregate amount accrued by the Executive under the Pension Plan and the Excess Plan to the date of such Change of Control. In addition, as a condition of a Change of Control of the type contemplated by
Section 6.1(iv), the Company shall require that, for a period of at least 3 years following such Change of Control the Executive is provided with a retirement program which, in the aggregate, provides a benefit at least substantially comparable to the benefit to which the Executive is entitled under the Pension and Excess Plans as in effect at the date of such Change of Control.

          Section 7.  Resignation After a Change of Control.
                      -------------------------------------

          7.1. The Executive may, for a period of 3 years following a Change of Control, as defined in Section 6.1(i) through (iv) hereof, "resign for good reason" his employment with the Company upon written notice delivered to the Company within 60 days of the Company taking any action described in Section 7.2 hereof. In such event, the Executive shall be entitled to receive from the Company a Severance Entitlement in accordance with Section 5.1 hereof. Failure to provide written notice within the period specified above shall be deemed an acceptance by the Executive of the Company's action.

          7.2. For purposes of Section 7.1, the Executive shall be entitled to "resign for good reason" in the following circumstances:

          (i) the assignment by the Company to the Executive of duties which are not consistent with the Executive's title and salary level prior to the Change of Control or the failure to assign to the Executive duties which are consistent with such title and salary level; or

          (ii) a reduction by the Company of the Executive's salary level or salary or the failure to grant to the Executive salary increases, in accordance with Section 2.2 hereof, on a basis substantially comparable


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     to those granted to other Executives of the Company holding comparable titles and salary levels, unless the failure to grant such salary increase is based on a performance evaluation of the Executive made in good faith; or

          (iii) the requirement by the Company that the Executive be employed anywhere other than the Executive's office location as of the Change of Control, except for required travel on the Company's business to an extent substantially equivalent to the Executive's travel obligations prior to the Change of Control; or

          (iv) the failure by the Company to continue to provide to the Executive benefits and perquisites substantially equivalent to the benefits and perquisites enjoyed by the Executive prior to the Change of Control as provided under Sections 2.3 and 2.4 hereof.

          Section 8.  Confidentiality.
                      ---------------

          8.1. The Executive acknowledges that in the course of his employment with the Company he has been and shall be privy to information confidential and proprietary to the Company and to its clients ("Confidential Information").
Such Confidential Information includes but is not limited to: secret business methods and systems of the Company; the terms of contractual relations with clients, insurers, intermediaries and underwriters; client lists; client information including policy terms, conditions, rates, expiry dates and risk characteristics; confidential information of clients; insurance markets and marketing for clients; policies and procedures regarding loss control, loss forecasting and risk analysis; policies and procedures regarding captive insurance company management services; and business strategic development plans, financial information and internal practices and procedures in respect of the Company and the Group.

          8.2. For purposes of Sections 8.1, 8.4 and 9.01, "Clients" shall mean those actual clients and customers of the Company or Group, and those active prospective clients or customers of the Company or Group which the Executive alone, or in combination with others, in any capacity, handled, serviced or solicited at any time during the two year period immediately preceding the termination of the Executive's employment with the Company.


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          8.3.  The Executive hereby acknowledges that the disclosure of the
Confidential Information referred to in Section 8.1 hereof to any third party would be harmful to the business interests of the Company and the Group. The Executive therefore agrees and undertakes that he shall not at any time, either during his employment hereunder or thereafter, directly or indirectly, reveal to any third party any such Confidential Information (unless he is required to do so by law), or directly or indirectly utilize, in any way, either on his own behalf or on behalf of any third party, any such Confidential Information.

          8.4. Upon termination of his employment with the Company, the Executive shall promptly return to the Company originals or copies of any and all materials, documents, notes, manuals or lists containing or embodying any Confidential Information of the Company and its Clients, or relating directly or indirectly to the business of the Company or its Clients.

          Section 9.  Non-Solicitation.
                      ----------------

          9.1. The Executive acknowledges that as a member of the senior management of the Company, he may, in representing the Company, develop business contacts and relationships with management of the Company's Clients, and with employees of the Company or the Group, all of which contacts and relationships are part of the goodwill of the Company. The Executive further acknowledges that the Company is entitled to reasonable protection against active interference with or appropriation of such goodwill for any purpose competitive with the interests of the Company. The Executive therefore agrees and undertakes that he shall not, for a period of 18 months following the termination of his employment with the Company, irrespective of the manner or reason for such termination, either on his own behalf or on behalf of any third party, directly or indirectly contact, solicit, or in any way approach or have dealings with, for any purpose competitive with the interests of the Company or the Group, (a) any party which is a Client of the Company or of a member of the
            -
Group, or (b) any employee of the Company or of the Group.
           -

          9.2. Notwithstanding the foregoing, nothing herein shall prevent the Executive, after the termination of his employment, from owning not more than 5% of the issued shares of a corporation, the shares of which are listed on a recognized stock exchange or traded in the over the counter


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market in Canada, which carries on a business which is the same as or substantially similar to or which competes with or would compete with the business of the Company or any member of the Group.

          Section 10.  Enforcement.
                       -----------

          10.1. The Executive hereby acknowledges and agrees that the provisions of Sections 4.4, 8 and 9 hereof are reasonable and necessary for the protection of the Company's legitimate interests and proprietary rights.

          10.2. The Executive acknowledges that a breach or threatened breach by the Executive of any of the provisions of Sections 4.4, 8 or 9 hereof will result in the Company suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the Executive agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addi-tion to any other relief to which the Company may become entitled.

          Section 11.  Survival of Agreement.
                       ---------------------

          11.1. The provisions of Sections 4.4, 8, 9 and 10 hereof shall survive and remain in effect notwithstanding the termination of the Executive's employment or any finding that the Executive's employment with the Company has been improperly terminated.

          11.2. The provisions of Sections 4.4, 8, 9 and 10 hereof shall survive and remain in effect notwithstanding any breach or repudiation, or alleged breach of repudiation, by the Company of this Agreement or any one or more of its terms.

          Section 12.  General Provisions.
                       ------------------

          12.1. This Agreement shall enure to the benefit of and be binding upon the successors and assigns of the Company.

          12.2. Nothing in this Agreement shall be construed to render the Executive an employee of any member of the Group except the Company or to impose upon any member of the Group, except the Company, any obligation for severance


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pay, termination pay, pay in lieu of notice or any like compensation.

          12.3. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          12.4. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

          12.5. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. Except as expressly provided in this Agreement, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

          12.6. The Executive acknowledges that he has had adequate opportunity to review and consider this Agreement thoroughly and to obtain such advice in connection with it as he deems advisable. The Executive has read and under-stands the terms of this Agreement and the Executive's obligation hereunder.
The Executive further acknowledges that:

          (a) he is receiving valuable consideration for entering into this Agreement, including improved compensation agreements as specified herein;

          (b) the Agreement is entered into voluntarily and without any pressure; and

          (c) his continued employment has not been made conditional upon entering into this Agreement.


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          This Agreement supersedes all prior agreements with respect to the employment of the Executive, whether written or otherwise.

SIGNED, SEALED AND DELIVERED  ) REED STENHOUSE LIMITED
     in the presence of       ) Per:
                              ) /s/ C.G.E. Gyles
                              ) ________________________
                              ) C.G.E. Gyles, Chairman
                              )
                              ) REED STENHOUSE COMPANIES
                              )   LIMITED
                              )Per:
                              ) /s/ M.K. White
                              ) _______________________
                              ) M.K. White, Director
                              )
                              ) /s/ James S. Horrick
                              ) _______________________
                               James S. Horrick


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                                   SCHEDULE A


          The following is a list of the benefits and perquisites referred to in
Section 5.1 of this agreement.

I.   Benefits
     --------

     (a)  Group Plans

          - basic group life
          - accidental death and dismemberment
          - long term disability
          - medical-dental

     (b)  Retirement Plans

          - executive pension plan
          - excess benefit plan

     (c)  Company Assisted Share Purchase Plan

II.  Perquisites
     -----------

     (a)  annual club dues and professional membership fees

     (b) automobile lease and operating expenses, or automobile allowance, as applicable

     (c)  company loans as existing at the date of termination

III. Other
     -----

          Any other benefits or perquisites granted after the date of this agreement and existing as at the date of termination shall be continued, or their value commuted, in accordance with Section 5.1.


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